Exhibit 99.2

HOT TOPIC, INC.

RESTRICTED STOCK GRANT NOTICE

(2012 EQUITY INCENTIVE PLAN)

Hot Topic, Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which have been delivered in writing or are posted on the “financial links” tab of the Company’s intranet and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Agreement will have the same definitions as in the Plan or the Restricted Stock Agreement. If there is any conflict between the terms in this notice and the Plan, the terms of the Plan will control.

Participant Name:
Participant Employee Number:
Date of Grant:
Number of Shares Subject to Award:
Consideration:	Participant’s Past Services

Vesting Schedule:

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Grant Notice, the Restricted Stock Agreement and the Plan. The undersigned Participant acknowledges and agrees that this Restricted Stock Grant Notice and the Restricted Stock Agreement may not be modified, amended or revised except as provided in the Plan. By accepting this Award , you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan and (ii) the following agreements only:

OTHER AGREEMENTS:

HOT TOPIC, INC.	PARTICIPANT:

By:
	Signature		Signature

Title:		Date:
Date:

HOT TOPIC, INC.

RESTRICTED STOCK AGREEMENT

(2012 EQUITY INCENTIVE PLAN)

Pursuant to the Restricted Stock Grant Notice (“Grant Notice”) and this Restricted Stock Agreement (collectively, the “Award”) and in consideration of your past services, Hot Topic, Inc. (the “Company”) has awarded you a stock award under its 2012 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Capitalized terms not explicitly defined herein but defined in the Plan will have the same definitions as in the Plan.

The details of your Award are as follows:

1. VESTING. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. The shares subject to your Award will be held by the Company until your interest in such shares vests. As each portion of your interest in the shares vests, the Company shall issue to you appropriate evidence representing such vested shares, either in the form of one or more stock certificates or as uncertificated shares in electronic form, or in any combination of the foregoing. Notwithstanding the foregoing, in the event that the Company determines that your sale of shares of the Company’s Common Stock on the date the shares are scheduled to vest (the “Original Vest Date”) would violate its policy regarding insider trading of Common Stock, as determined by the Company in accordance with such policy, then such shares shall not vest on such Original Vest Date and shall instead vest on the first to occur of the following: (a) the first day that you could sell such shares pursuant to such policy, (b) your termination of Continuous Service to the Company for any reason, provided such termination is after the Original Vest Date, or (c) the day that is sixty (60) days after the Original Vest Date.

2. NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3. PAYMENT. This Award was granted in consideration of your past services to the Company. Subject to Section 8 below, you will not be required to make any payment to the Company with respect to your receipt of the Award or the vesting thereof.

4. SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. TRANSFER RESTRICTIONS. Prior to the time that they have vested, you may not transfer, pledge, sell or otherwise dispose of the shares of Common Stock subject to the Award. For example, you may not use shares subject to the Award that have not vested as security for a loan. This restriction on the transfer of shares will lapse with respect to vested shares when such shares vest. Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to receive vested shares as of the date of your death.

6. RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

7. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

8. WITHHOLDING OBLIGATIONS.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

9. TAX CONSEQUENCES. The acquisition and vesting of the shares may have adverse tax consequences to you that may avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”). Such election must be filed within thirty (30) days after the date of your Award. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

10. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

11. RIGHTS AS A STOCKHOLDER. You shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the shares subject to your Award. You shall be deemed to be the holder of the shares for purposes of receiving any dividends and other distributions which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested; provided, however, that any such dividends or distributions will be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Common Stock subject to your Award and may be recovered by the Company in the event and to the extent the underlying shares do not vest.

12. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) For avoidance of any doubt, nothing herein shall affect the enforceability or applicability of any dispute resolution arrangement between you and the Company.

13. CLAWBACK/RECOVERY. Your Award will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.